UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SD-Exhibit 1.01
Conflict Minerals Report

Registrant submits this Conflict Minerals Report as Exhibit 1.01 to FORM SD Specialized Disclosure Report and provides the following information:

(1)Due Diligence: A description of the registrant’s reasonable country of origin inquiry and the measures the registrant has taken to exercise due diligence on the source and chain of custody of those conflict minerals follows:

(i)The registrant’s due diligence conforms to the nationally or internationally recognized due diligence framework as set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas which can be found at http://www.oecd.org and included the following:

(A)     Registrant’s implementation of an execution plan for a company-wide conflict minerals program including:

(a)Registrant’s adoption of a conflict minerals policy which can be found on registrant’s publicly available Internet website at the following link: http://www.ctscorp.com/resource-center/guidelines-and-policies/Conflict Minerals Policy.

(b)Registrant’s assembly of an internal team to implement, manage and execute registrant’s conflict minerals policy.

(c)Registrant’s adoption of a system designed to allow engagement and communication with the supply-chain and request information relating to the identity of the conflict mineral smelters and refiners used by the supply-chain.

(d)Registrant’s incorporation of registrant’s expectations regarding suppliers’ conflict minerals policies, processes and information disclosures into relevant registrant documents including for example registrant’s conflict minerals policy, registrant’s supplier purchase order terms and conditions, registrant’s supplier contract clauses, and registrant’s correspondence and communication with suppliers.

(B)     Registrant’s identification and assessment of risk in the supply chain including:

(a)	Identification of registrant’s relevant first-tier suppliers.

(b)    Conducting a reasonable country of origin and undertaking due diligence measures including requesting all relevant first-tier suppliers to complete the CFSI Conflict Minerals Reporting Template (CMRT) which can be found at http://www.conflictfreesourcing.org, reviewing the information and smelter data provided by relevant first-tier suppliers, and comparing smelters and refiners identified by the supply chain to independently verified lists (e.g., the CFSI Conflict-Free Smelter Program (CFSP) list which can be found at http://www.conflictfreesourcing.org) to assess possible risk.

(ii)The due diligence measures did not include and do not require an independent private sector audit of this Conflict Minerals Report.

(iii)Registrant has disclosed above the steps it has taken, and discloses below the steps which registrant will take, to mitigate the risk that its necessary conflict minerals benefit armed groups, including the adoption, monitoring, and tracking of a risk management, mitigation, and corrective action plan including follow-up letters to relevant first-tier suppliers requesting validation of such suppliers or the smelters or refiners used by such suppliers as CFSI Conflict Free in accordance with, for example, the CFSI Conflict-Free Smelter Program (CFSP).

(2) Product Description: Registrant provides the following general description of the products identified in Item 1.01(c) of Form SD Specialized Disclosure Report:

Frequency Products: quartz crystals, XOs, OCXOs, TCXOs, TCVCXOs, VCXOs, VCO/PLLs, PXOs, jitter attenuators, clock generators, and frequency translators.

Electromechanical Products: potentiometers.

Automotive Products: accelerator pedals, actuators, seat belt tension sensors, seat belt buckle switch sensors, wheel speed sensors, position sensor assemblies, air grille shutter sensors, fuel card sensors, and knock sensors.

Registrant also provides below a list of the facilities used to process the necessary conflict minerals in certain of the products identified above. The country of origin of the conflict minerals is unknown. The efforts to determine the mine or location of origin of the conflict minerals included requesting all relevant first tier suppliers to complete the CFSI Conflict Minerals Reporting Template (CMRT) which required identification of the mine or location of origin of the conflict minerals, if known.

Conflict Mineral	Facility	Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Company	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Dua Sekawan	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals	VIET NAM
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Smelter not listed	VIETNAM